Exhibit 10.1
THIRD AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Third Amendment to Executive Employment Agreement (this “Amendment”) is made effective as of November 1, 2022 (the “Effective Date”) by and between Arbutus Biopharma, Inc. (the “Company”), and Michael McElhaugh (the “Executive”) (together the “Parties”).

RECITALS

A.	The Company and the Executive have entered into an Executive Employment Agreement effective as of July 10, 2015 (together, as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Employment Agreement”); and

B.	The Parties have agreed to make certain amendments to the Employment Agreement as set forth herein.

THEREFORE, in consideration of the mutual promises herein set forth and for other good and valuable consideration, the Parties agree as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement, unless the context shall otherwise require.

Section 2. Amendments.

(a)	Section 1 of the Employment Agreement is hereby amended and restated in its entirety as set forth below:

Position and Duties. The Executive will serve as Chief Operating Officer of the Company, and will have powers and duties consistent with such position as may from time to time be prescribed by the Chief Executive Officer of the Company. As Chief Operating Officer of the Company, the Executive shall devote his full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may manage his personal investments or engage charitable or other community activities.

(b)	Section 2(a) of the Employment Agreement is hereby amended and restated in its entirety as set forth below:

(a) Base Salary. The Executive’s base salary will be US$460,000 per year. The Executive’s base salary will be reviewed annually by the Chief Executive Officer of the Company and is subject to increase but not decrease except for an across-the-board salary reduction affecting all senior executives of the Company. The base salary in effect at any given time is referred to as “Base Salary” and this Agreement need not be modified to reflect a change in Base Salary.

Exhibit 10.1
The Base Salary is subject to withholding and payable in a manner that is consistent with the Company’s usual payroll practices for senior executives.

Section 3. Integration; Amendment; Governing Law. The Employment Agreement, as amended to date, constitutes the entire agreement between the Parties with respect to the subject matter hereof. This Amendment may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company. This is a Pennsylvania contract and is to be construed under and be governed in all respects by the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles of that state.

Section 4. Counterparts. This Agreement may be executed in any number of counterparts, and by each party on separate counterparts, each of which counterparts, when so executed and delivered is to be taken to be an original; but those counterparts together constitute one and the same document. PDF, facsimile, scanned, and electronic signatures have the same legal effect as original ink signatures.

Section 5. Voluntary Nature of Agreement. The Executive acknowledges and agrees that he is executing this Amendment voluntarily and without any duress or undue influence by the Company or anyone else. The Executive further acknowledges and agrees that he has carefully read this Amendment and that he has asked any questions needed for him to fully understand the terms, consequences, and binding effect of this Amendment. The Executive agrees that he has been provided an opportunity to seek the advice of an attorney of his choice before signing this Amendment.

The Parties are executing this Amendment as of the date set forth in the introductory paragraph.

ARBUTUS BIOPHARMA, INC.

By: /s/ William H. Collier
_______________________________________
Printed Name: William H. Collier
Title: President & CEO

EXECUTIVE

/s/ Michael J. McElhaugh
__________________________________
Printed Name: Michael J. McElhaugh